Exhibit 21.1

QAD Inc.

LIST OF REGISTRANT’S SUBSIDIARIES
(all 100% owned)

Subsidiary Name.	Country of Organization
QAD Australia Pty. Limited	Australia
QAD Europe NV/SA	Belgium
QAD (Bermuda) Ltd.	Bermuda
QAD Brasil Ltda.	Brazil
QAD Canada ULC	Canada
QAD China Ltd.	China
QAD Europe s.r.o.	Czech Republic
QAD Europe S.A.S.	France
DynaSys S.A.S.	France
QAD Europe GmbH	Germany
QAD Asia Limited	Hong Kong
QAD India Private Limited	India
Precision Software Limited	Ireland
QAD Ireland Limited	Ireland
QAD Europe (Ireland) Limited	Ireland
QAD Italy S.r.l.	Italy
QAD Korea Limited	Korea
QAD Mexicana, S.A. de C.V.	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V.	Mexico
QAD EMEA Holdings B.V.	Netherlands
QAD Europe B.V.	Netherlands
QAD Netherlands B.V.	Netherlands
QAD NZ Limited	New Zealand
QAD Polska Sp. z o.o.	Poland
QAD Lusitana Europe — Software e Servicos, Unipessoal, Limitada	Portugal
QAD Singapore Private Limited	Singapore
QAD Software South Africa (Proprietary) Limited	South Africa
QAD Europe S.L.	Spain
QAD Europe SA/AG	Switzerland
QAD (Thailand) Ltd.	Thailand
QAD Europe Limited	United Kingdom
QAD United Kingdom Limited	United Kingdom
Enterprise Engines Inc.	USA
QAD Brazil, Inc.	USA
QAD Holdings Inc.	USA
QAD Japan Inc.	USA
QAD Ortega Hill, LLC	USA
CEBOS, Ltd.	USA